Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Fourth Quarter 2010 Earnings Schedule

CHICAGO, December 29, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) will hold its fourth quarter earnings conference call on January 25, 2011, at 11 a.m. ET (10 a.m. CT). The call will be available at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and will be webcast live via the “Fourth Quarter 2010 Earnings Conference Call” link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company plans to release its fourth quarter 2010 earnings prior to the opening of trading on January 25, 2011. The earnings release also will be posted on the company’s website. An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of September 30, 2010, the company had 34 offices in 10 states and $12.6 billion in assets. The company’s website is www.theprivatebank.com.